EXHIBIT 4.8.1
SUPPLEMENTAL INDENTURE
PROVIDING FOR THE AMENDMENT OF THE
INDENTURE, DATED AS OF DECEMBER 30, 2005
     This SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of February 28, 2006, is entered into by and among PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation, as Issuer (the “Company”), its direct and indirect subsidiaries listed on the signature pages hereto (each individually, a “Guarantor” and, collectively, the “Guarantors”), and THE BANK OF NEW YORK TRUST COMPANY, NA, a national banking association, as Trustee (the “Trustee”).
Preliminary Statements
     The Company, the Guarantors and the Trustee entered into an Indenture, dated as of December 30, 2005 (the “Indenture”), providing for the issuance of the Company’s Floating Rate Second Priority Senior Secured Notes due 2013 (the “Securities”) and for the guarantee of certain of the Company’s obligations under the Securities by the Guarantors. Capitalized terms used in this Supplemental Indenture but not otherwise defined herein have the meanings ascribed to them in the Indenture and in the Securities.
     Pursuant to Section 8.01 of the Indenture, the Company, the Guarantors and the Trustee desire to amend the Indenture in certain respects as set forth in this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and of other valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as set forth in this Supplemental Indenture.
     1. Amendment of the Indenture. The Indenture is hereby amended as follows:
          (a) to delete the final sentence of Section 12.07 and insert in lieu thereof the phrase: “If a payment date, other than an Interest Payment Date, is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.”; and
          (b) to delete from Section 4.22 the section reference “Section 4.08(b)(9)” in each of the two sentences where such reference appears and insert the reference “Section 4.08(b)(10)” in lieu thereof.
     2. Effect of Supplemental Indenture. All of the terms of the Indenture shall remain in full force and effect except as expressly amended and supplemented pursuant to this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
     3. Trustee. The Trustee shall not be responsible for verifying any of the information in the preliminary statements set forth in this Supplemental Indenture, and makes no representation as to the validity or sufficiency of this Supplemental Indenture.
[Signatures set forth on following page.]

     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed by and through their respective officers, thereunto duly authorized, all as of the date and year first written above.

PAXSON COMMUNICATIONS CORPORATION
By:	/s/ Adam K. Weinstein
	Name:	Adam K. Weinstein
	Title:	Senior Vice President, Secretary and Chief Legal Officer

SUBSIDIARY GUARANTORS:
BUD HITS, INC.
BUD SONGS, INC.
CLEARLAKE PRODUCTIONS, INC.
FLAGLER PRODUCTIONS, INC.
IRON MOUNTAIN PRODUCTIONS, INC.
OCEAN STATE TELEVISION, LLC
PAX HITS PUBLISHING, INC.
PAX INTERNET, INC.
PAX NET, INC.
PAXSON AKRON LICENSE, INC.
PAXSON ALBANY LICENSE, INC.
PAXSON ATLANTA LICENSE, INC.
PAXSON BATTLE CREEK LICENSE, INC.
PAXSON BIRMINGHAM LICENSE, INC.
PAXSON BOSTON-68 LICENSE, INC.
PAXSON BUFFALO LICENSE, INC.
PAXSON CEDAR RAPIDS LICENSE, INC.
PAXSON CHARLESTON LICENSE, INC.
PAXSON CHICAGO LICENSE, INC.
PAXSON COMMUNICATIONS LICENSE COMPANY, LLC
PAXSON COMMUNICATIONS LPTV, INC.
PAXSON COMMUNICATIONS MANAGEMENT COMPANY, INC.
PAXSON COMMUNICATIONS OF AKRON-23, INC.
PAXSON COMMUNICATIONS OF ALBANY-55, INC.
PAXSON COMMUNICATIONS OF ATLANTA-14, INC.
PAXSON COMMUNICATIONS OF BATTLE CREEK-43, INC.
PAXSON COMMUNICATIONS OF BIRMINGHAM-44, INC.
PAXSON COMMUNICATIONS OF BOSTON-68, INC.
PAXSON COMMUNICATIONS OF BUFFALO-51, INC.
PAXSON COMMUNICATIONS OF CEDAR RAPIDS-48, INC.
PAXSON COMMUNICATIONS OF CHARLESTON-29, INC.
PAXSON COMMUNICATIONS OF CHICAGO-38, INC.
PAXSON COMMUNICATIONS OF DALLAS-68, INC.
PAXSON COMMUNICATIONS OF DENVER-59, INC.
PAXSON COMMUNICATIONS OF DES MOINES-39, INC.
PAXSON COMMUNICATIONS OF DETROIT-31, INC.
PAXSON COMMUNICATIONS OF FAYETTEVILLE-62, INC.
PAXSON COMMUNICATIONS OF GREENSBORO-16, INC.
PAXSON COMMUNICATIONS OF GREENVILLE-38, INC.
PAXSON COMMUNICATIONS OF HARTFORD-26, INC.
PAXSON COMMUNICATIONS OF HONOLULU-66, INC.
PAXSON COMMUNICATIONS OF HOUSTON-49, INC.

PAXSON COMMUNICATIONS OF INDIANAPOLIS-63, INC.
PAXSON COMMUNICATIONS OF JACKSONVILLE-21, INC.
PAXSON COMMUNICATIONS OF JACKSONVILLE-35, INC.
PAXSON COMMUNICATIONS OF KANSAS CITY-50, INC.
PAXSON COMMUNICATIONS OF KNOXVILLE-54, INC.
PAXSON COMMUNICATIONS OF LEXINGTON-67, INC.
PAXSON COMMUNICATIONS OF LOS ANGELES-30, INC.
PAXSON COMMUNICATIONS OF LOUISVILLE-21, INC.
PAXSON COMMUNICATIONS OF MEMPHIS-50, INC.
PAXSON COMMUNICATIONS OF MIAMI-35, INC.
PAXSON COMMUNICATIONS OF MILWAUKEE-55, INC.
PAXSON COMMUNICATIONS OF MINNEAPOLIS-41, INC.
PAXSON COMMUNICATIONS OF MOBILE-61, INC.
PAXSON COMMUNICATIONS OF NASHVILLE-28, INC.
PAXSON COMMUNICATIONS OF NEW ORLEANS-49, INC.
PAXSON COMMUNICATIONS OF NEW YORK-31, INC.
PAXSON COMMUNICATIONS OF NORFOLK-49, INC.
PAXSON COMMUNICATIONS OF OKLAHOMA CITY-62, INC.
PAXSON COMMUNICATIONS OF ORLANDO-56, INC.
PAXSON COMMUNICATIONS OF PHILADELPHIA-61, INC.
PAXSON COMMUNICATIONS OF PHOENIX-13, INC.
PAXSON COMMUNICATIONS OF PHOENIX-51, INC.
PAXSON COMMUNICATIONS OF PORTLAND-22, INC.
PAXSON COMMUNICATIONS OF PORTLAND-23, INC.
PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC.
PAXSON COMMUNICATIONS OF RALEIGH-47, INC.
PAXSON COMMUNICATIONS OF ROANOKE-38, INC.
PAXSON COMMUNICATIONS OF SACRAMENTO-29, INC.
PAXSON COMMUNICATIONS OF SALT LAKE CITY-30, INC.
PAXSON COMMUNICATIONS OF SAN ANTONIO-26, INC.
PAXSON COMMUNICATIONS OF SAN JOSE-65, INC.
PAXSON COMMUNICATIONS OF SCRANTON-64, INC.
PAXSON COMMUNICATIONS OF SEATTLE-33, INC.
PAXSON COMMUNICATIONS OF SHREVEPORT-21, INC.
PAXSON COMMUNICATIONS OF SPOKANE-34, INC.
PAXSON COMMUNICATIONS OF SYRACUSE-56, INC.
PAXSON COMMUNICATIONS OF TAMPA-66, INC.
PAXSON COMMUNICATIONS OF TUCSON-46, INC.
PAXSON COMMUNICATIONS OF TULSA-44, INC.
PAXSON COMMUNICATIONS OF WASHINGTON-60, INC.
PAXSON COMMUNICATIONS OF WASHINGTON-66, INC.
PAXSON COMMUNICATIONS OF WAUSAU-46, INC.
PAXSON COMMUNICATIONS OF WEST PALM BEACH-67, INC.
PAXSON COMMUNICATIONS TELEVISION, INC.
PAXSON DALLAS LICENSE, INC.
PAXSON DENVER LICENSE, INC.
PAXSON DES MOINES LICENSE, INC.
PAXSON DETROIT LICENSE, INC.
PAXSON DEVELOPMENT, INC.
PAXSON FAYETTEVILLE LICENSE, INC.
PAXSON FRESNO LICENSE, INC.
PAXSON GREENSBORO LICENSE, INC.
PAXSON GREENVILLE LICENSE, INC.
PAXSON HARTFORD HOLDINGS, INC.
PAXSON HARTFORD LICENSE, INC.
PAXSON HAWAII LICENSE, INC.

PAXSON HOLDINGS, INC.
PAXSON HOUSTON LICENSE, INC.
PAXSON INDIANAPOLIS HOLDINGS, INC.
PAXSON INDIANAPOLIS LICENSE, INC.
PAXSON JACKSONVILLE LICENSE, INC.
PAXSON JAX LICENSE, INC.
PAXSON KANSAS CITY LICENSE, INC.
PAXSON KNOXVILLE LICENSE, INC.
PAXSON LEXINGTON LICENSE, INC.
PAXSON LOS ANGELES LICENSE, INC.
PAXSON MERCHANDISING & LICENSING, INC.
PAXSON MIAMI-35 LICENSE, INC.
PAXSON MILWAUKEE LICENSE, INC.
PAXSON MINNEAPOLIS LICENSE, INC.
PAXSON MOBILE LICENSE, INC.
PAXSON NEW YORK LICENSE, INC.
PAXSON NORFOLK LICENSE, INC.
PAXSON OKLAHOMA CITY LICENSE, INC.
PAXSON ORLANDO LICENSE, INC.
PAXSON PHILADELPHIA LICENSE, INC.
PAXSON PHOENIX LICENSE, INC.
PAXSON PRODUCTIONS, INC.
PAXSON RALEIGH LICENSE, INC.
PAXSON ROANOKE LICENSE, INC.
PAXSON SACRAMENTO LICENSE, INC.
PAXSON SALEM LICENSE, INC.
PAXSON SALT LAKE CITY LICENSE, INC.
PAXSON SAN ANTONIO LICENSE, INC.
PAXSON SAN JOSE LICENSE, INC.
PAXSON SCRANTON LICENSE, INC.
PAXSON SEATTLE LICENSE, INC.
PAXSON SHREVEPORT LICENSE, INC.
PAXSON SPOKANE LICENSE, INC.
PAXSON SPORTS OF MIAMI, INC.
PAXSON SYRACUSE LICENSE, INC.
PAXSON TAMPA-66 LICENSE, INC.
PAXSON TELEVISION PRODUCTIONS, INC.
PAXSON TELEVISION, INC.
PAXSON TENNESSEE LICENSE, INC.
PAXSON TULSA LICENSE, INC.
PAXSON WASHINGTON LICENSE, INC.
PAXSON WASHINGTON-60 LICENSE, INC.
PAXSON WAUSAU LICENSE, INC.
PAXSON WEST PALM BEACH HOLDINGS, INC.
PAXSON WEST PALM BEACH LICENSE, INC.

By:	/s/ Richard Garcia
	Name:	Richard Garcia
	Title:	Vice President and Treasurer of each of such Subsidiary Guarantors

AMERICA 51, L.P.
By:	Paxson Communications of Phoenix-51, Inc.,
its General Partner and Limited Partner

By:	Paxson Communications Television, Inc.,
its Limited Partner

By:	/s/ Richard Garcia
	Name:	Richard Garcia
	Title:	Vice President and Treasurer of such General and Limited Partners

THE BANK OF NEW YORK TRUST COMPANY, NA, as Trustee
By:	/s/ Geraldine Creswell
	Name:	Geraldine Creswell
	Title:	Assistant Treasurer

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